Exhibit 10.1

SIXTH AMENDMENT TO MASTER REPURCHASE AGREEMENT

Dated as of July 23, 2019

Between:

PENNYMAC CORP., as a Seller

and

PENNYMAC OPERATING PARTNERSHIP, L.P., as a Seller

and

JPMORGAN CHASE BANK, N.A., as Buyer

The Parties have agreed to amend the Master Repurchase Agreement dated October 14, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated May 23, 2017, the Second Amendment to Master Repurchase Agreement dated July 31, 2017, the Third Amendment to Master Repurchase Agreement dated October 13, 2017, the Fourth Amendment to Master Repurchase Agreement dated July 26, 2018 and the Fifth Amendment to Master Repurchase Agreement dated October 12, 2018 (the “Amended MRA”) and as amended hereby and as further supplemented, amended or restated from time to time (the “MRA”)), to increase the Uncommitted Amount to $950 million (and thereby also increase the Facility Amount to $1 billion), and they hereby amend the Amended MRA as follows.

All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there.  The Sections of this Amendment are numbered to correspond with the numbering of the Sections of the Amended MRA amended hereby.

2.Definitions; Interpretation

(a)Definitions

The following new definition is added to Section 2(a), in alphabetical order:

“Sixth Amendment to MRA” means the Sixth Amendment to Master Repurchase Agreement dated July 23, 2019 among the Parties, amending this Agreement (for the sixth time).

3.Facilities; Initiation; Confirmations; Termination

The unnumbered grammatical paragraph added by the First Amendment to MRA immediately after the caption of Section 3 of the Amended MRA and before its Section 3(a) is amended to read as follows:

Subject to the terms and conditions set forth in this Agreement and the Side Letter, Buyer (i) agrees and is committed to enter into Transactions from time to time with respect to Eligible Mortgage Loans having a maximum aggregate

Purchase Price outstanding at any one time of Fifty Million Dollars ($50,000,000) (such maximum amount, the “Committed Facility Amount”), from May 23, 2017 (the effective date of the First Amendment to MRA) until the Termination Date (such facility, the “Committed Facility”), and (ii) agrees to consider engaging, on an uncommitted and wholly discretionary basis, in additional Transactions from time to time from July 23, 2019 until the Termination Date and (only) when the Committed Facility Amount is fully funded and outstanding, of up to a maximum aggregate Purchase Price outstanding at any one time of Nine Hundred Fifty Million Dollars ($950,000,000) more than the Committed Facility Amount (the “Uncommitted Facility Amount”.  The One Billion Dollar ($1,000,000,000) sum of the Committed Facility Amount and the Uncommitted Facility Amount is the “Facility Amount”.

15.Notices and Other Communications

The first notice address for Buyer is amended to read as follows:

JPMorgan Chase Bank, N.A.

712 Main Street, 5th Floor North

Houston, Texas 77002

Attention:  Lindsay Schelstrate

Phone:  713) 216-3725

Fax:  (713) 216-5570

email:  lindsay.r.schelstrate@jpmorgan.com

(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By:	/s/ Lindsay R. Schelstrate
Lindsay R. Schelstrate
Authorized Officer

PennyMac Corp.

	By:		/s/ Pamela Marsh
Pamela Marsh
Senior Managing Director
And Treasurer

PennyMac OPERATING PARTNERSHIP, L.P.
	By:		PennyMac GP OP, Inc.,
its general partner

		By:	/s/ Pamela Marsh
Pamela Marsh
Senior Managing Director
and Treasurer

Counterpart signature page to Sixth Amendment to Master Repurchase Agreement dated July 23, 2019